Exhibit 99.1

DiVall Insured Income Properties 2, L.P. Page 1 DiVall Insured Income Properties 2, L.P. Quarterly News A Publication of The Provo Group, Inc. February 14, 2014 2014 Operating Distributions are expected to be $3.00 per unit each quarter. The Q1 distribution will also have an additional $9.30 per unit for excess percentage rents. Your Advisory Board noted in their annual meeting that the stabilized operations for 2014 should allow for a consistent quarterly per unit distribution. This distribution from base operations will be targeted at $3.00 per unit, per quarter, beginning with the 2014 Q1 distribution payable May 15, 2014. Consistent with the annual percentage rent distribution instituted in 2013, there will be a distribution of percentage rents in excess of the targeted $3.00 per unit per quarter with the 2014 Q1 distribution in May. These earnings represent excess rent based on 2013 tenant sales above a specified breakpoint, paid to us by tenants in the first quarter of 2014 and is estimated to be $9.30 per unit. The Advisory Board believes it will be easier for investors to manage their expectations with a consistent base, quarterly target from stabilized operations. Distribution Highlights… • $100,000 ($2.16 per unit) will be distributed for the fourth quarter of 2013 on February 14, 2014. • $1,230,000 ($26.58 per unit) will have been distributed for the four quarters of 2013. • Between $1,641.96 and $1,492.78 is the range of cumulative total distributions per unit from the first unit sold to the last unit sold before the offering closed (3/90), respectively. (Distributions are from both adjusted cash flow from operations and “net” cash activity from financing and investing activities). Additional financial information can be accessed… For further Quarterly 2013 unaudited financial information, see the Partnership’s interim financial reports filed on form 10-Q. A copy of these filings and other public reports can be viewed and printed free of charge at the Partnership’s website at www.divallproperties.com or at the SEC’s website at www.sec.gov. The Partnership’s 2012 Annual Report on Form 10-K was filed with the SEC on March 22, 2013; the report can also be accessed via the websites listed. FORWARD LOOKING STATEMENTS Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. Investors are cautioned not to place undue reliance on forward-looking statements, which reflect the Partnership’s management’s view only as of February 1, 2014, the date this newsletter was sent for printing and mail assembly The Partnership undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results. Factors that could cause actual results to differ materially from any forward-looking statements made in this newsletter include changes in general economic conditions, changes in real estate conditions and markets, inability of current tenants to meet financial obligations, inability to obtain new tenants upon the expiration of existing leases, and the potential need to fund tenant improvements or other capital expenditures out of operating cash flow. INSIDE THIS ISSUE 2 Questions & Answers 2 Contact Information

DiVall Insured Income Properties 2, L.P. Page 2 QUESTIONS & ANSWERS When can I expect to receive my next distribution mailing? Your distribution correspondence for the First Quarter of 2014 is scheduled to be mailed on May 15, 2014. When can I expect to receive my Partnership K-1? According to IRS regulations, Management is not required to mail K-1’s until April 15, 2014. However, 2013 K-1’s are expected to be mailed in the first week March of 2014. What was the estimated December 31, 2013 Net Unit Value (“NUV”)? Management has estimated the December 31, 2013 Net Unit Value of each interest of the Partnership to approximate $340, as noted in the letter mailed to investors on February 14, 2014. Please note that the estimated year-end NUV should be adjusted (reduced) for any subsequent property sale(s) or applicable impairment write-downs during the following year. As with any valuation methodology, the General Partner’s methodology is based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different estimated NUV. Accordingly, with respect to the estimated NUV, the Partnership can give no assurance that: • an investor would be able to resell his or her units at this estimated NUV; • an investor would ultimately realize distributions per unit equal to the Partnership’s estimated NUV per unit upon the liquidation of all of the Partnership’s assets and settlement of its liabilities; • the Partnership’s units would trade at the estimated NUV per unit in a secondary market; or • the methodology used to estimate the Partnership’s NUV per unit would be acceptable to FINRA or under ERISA for compliance with their respective reporting requirements. How can I obtain hard copies of Quarterly and Annual Reports or other SEC filings? Please visit the Investor Relations page at the Partnership website at www.divallproperties.com or the SEC website at www.sec.gov to print a copy of the report(s) or contact Investor Relations. What is the meaning of the word “Insured” in the name of this investment? In the offering materials from the late 1980’s, sponsored by the former general partners, there was a representation (but no “guarantee”) that the Partnership would seek to insure rents from vacant properties. Although, there was some initial availability of very restrictive and limited (one year) insurance, that availability vanished in the early 1990’s. In other words, the former general partners were “fast and loose” with professing the concept of “Insured” and the next and final partnership they sold did not use the term in the investment’s name. How do I have a question answered in the next Newsletter? Please e-mail your specific question to Lynette DeRose at lderose@tpgsystems.com or visit the Investor Relations page at www.divallproperties.com. I’ve moved. How do I update my account registration? Please mail or fax to DiVall Investor Relations a signed letter stating your new address and telephone number. Updates cannot be accepted over the telephone or via voicemail messages. If I have questions or comments, how can I reach DiVall Investor Relations? You can reach DiVall Investor Relations at the address and/or number(s) listed below. CONTACT INFORMATION MAIL: DiVall Investor Relations PHONE: 1-800-547-7686 c/o Phoenix American Financial Services, Inc. FAX: 1-415-485-4553 2401 Kerner Blvd. San Rafael, CA 94901